EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned hereby agree that this Statement with respect to the shares of common stock of Key Energy Services, Inc., dated as of August 27, 2007, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.
Date: August 27, 2007

MHR INSTITUTIONAL PARTNERS III LP
By:	MHR Institutional Advisors III LLC, its General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR INSTITUTIONAL ADVISORS III LLC
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR FUND MANAGEMENT LLC
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MARK H. RACHESKY, M.D.
By:	/s/ Hal Goldstein, Attorney in Fact